EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2005, appearing in the Annual Report on Form 10-K of Riviera Holdings Corporation and subsidiaries for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 27, 2005